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                                                                  EXHIBIT 10.12

                              RESELLER AGREEMENT



THIS RESELLER AGREEMENT (hereinafter the "Agreement"), is made and entered into as of the 18th day of September, 1997 by and between T/R SYSTEMS, INC., a corporation organized and existing under the laws of the State of Georgia, USA (hereinafter the "Company"), and Mita Industrial Co., LTD., a corporation organized and existing under the laws of the country of Japan (hereinafter "Reseller").


                                  WITNESETH:


Whereas, the Company is engaged in the design, development, production and distribution of Products (as defined below) for printing documents containing mono and full color text, graphics and images for printed communications; and

Whereas, Reseller desires to be a Company authorized reseller for the purpose of reselling the specified Products of the Company upon the terms and conditions set forth in this Agreement.

Now, Therefore, in consideration of the mutual promises and covenants herein contained and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS. As used in this Agreement:

     1.1 "End-User(s)" means Reseller's customers, who shall be the ultimate end-users of Products.

     1.2 "Licensed Software" means software programs, modules, codes and similar properties and rights, related documentation and manuals, constituting a portion of the Products and as specified in the Software License.

     1.3 "Price List" means the Company's price list in effect from time to time in respect of the Products.

     1.4 "Product(s)" means any hardware, equipment, Licensed Software, training courses, consumables, supplies, parts and any associated services offered by the Company as described in the product description attached hereto as Attachment A.

     1.5 "Proprietary Information" means any information, whether written or oral, including, without limitation, any technical and/or design information on the Products, and any information relating to the present or future business operations, financial condition, plans, sales, marketing and promotional efforts, customers and price lists of the Company and its subsidiaries and affiliates disclosing such information, and all other information of any kind which may reasonably be deemed confidential or proprietary, including without limitation this Agreement and its terms.

     1.6 "Software License" means the T/R Systems End-User Software License Agreement, attached hereto as Attachment B.

     1.7 "Territory" means the territory specified in Attachment C.

     1.8 "Trademark(s)" means any trademark, service mark, trade dress or trade name which the Company may designate, use or adopt from time to time in connection with the marketing, sale and licensing of the Product(s).

2. APPOINTMENT AND DUTIES OF RESELLER.

     2.1 The Company hereby appoints Reseller, and Reseller hereby accepts appointment, as a Company reseller of Products to End-Users in the Territory during the term of this Agreement. The Company reserves, in its sole discretion, the right to send technical or sales personnel to any place within the Territory to assist in any sale of, to handle or conclude any sale of, or other transaction relative to, the Products, to provide technical assistance, maintenance or support, although in each case the Company has no obligation to do so.


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         The Reseller may appoint dealers to effect sales to End-Users in the
         Territory. Such dealers will remain subject to the control of the Reseller and the Reseller will insure the dealer adherence to the terms and conditions of this Agreement.

         The appointment hereunder is exclusive for a one year term based on the commitment to purchase the systems contained in Attachment C. Territory exclusivity is for the products listed in Attachment A and Reseller print devices marketed in the territory by Reseller. This exclusivity will not preclude T/R Systems from developing or maintaining business relationships with other companies located in the territory for products not marketed by Reseller in the territory.

    2.2 In consideration of the Company's grant to Reseller of the limited rights set forth herein to act as reseller of Products to End-Users in the Territory. Reseller agrees that during the term hereof, Reseller shall not in the Territory, directly or indirectly, or in conjunction with any third party or parties, solicit orders for, distribute, or sell digital printing systems of any type which are substantially equivalent to, or competitive with, the Products, or acquire an interest in any company, corporation, joint venture or other undertaking which competes with the business of the Company with respect to the manufacture, production or sale of digital printing systems which are substantially equivalent to, or competitive with, the Products.

3.  OBLIGATIONS OF RESELLER.

    3.1 Reseller shall inform the End-Users of the terms and conditions of the purchase of the Products and the Licensed Software. The terms and conditions of the End-User Software License are in Attachment B.

    3.2 The Company shall not be a party to any arrangements between Reseller and its End-Users or in any manner be bound, or have any legal obligation, in respect thereof. Reseller further agrees that it is not, nor shall it represent itself to be, the legal or authorized representative or agent of the Company, nor shall it assume or create any obligation, warranty or responsibility on behalf of the Company, unless otherwise agreed upon in writing by the Company.

    3.3 Reseller shall use its best efforts to create a market for, to promote, to maintain a demand for, as well as to establish, an efficient network within the Territory, in order to obtain maximum sales and installations of the Products.

    3.4 Reseller shall at all times maintain adequate sales and technical facilities, maintain an adequate number of Products required for demonstrations and assign competent personnel in sufficient numbers as may be necessary for the proper performance of its obligations under this Agreement.

    3.5 Reseller shall use its best efforts to promote, at its own expense, the sale of the Products in the Territory, through advertising, public relations, trade shows, conventions, direct mail, etc., with the purpose of achieving the largest possible sales volume for the Products in the Territory.

    3.6 Reseller is responsible for the advertising in the Territory, but the Company is allowed, although not required, to undertake advertising in the Territory at its own cost. The Company may also participate in fairs or exhibitions or undertake other promotional efforts at its own cost within the Territory and without any obligation to Reseller.

    3.7 Reseller will provide advertising plans for the product to the company for review and approval on a quarterly basis. Reseller shall reasonably consider any comments or suggestions that the Company may make.

    3.8 In all advertising, trade shows, conventions, and other promotions, as well as in all sales and technical literature, the name of the Company and the Trademarks shall be evidenced and respected. Reseller shall use the Trademarks, in their original form and without alteration, unless otherwise approved in advance in writing by the Company.

    3.9 Reseller agrees to purchase minimum quantities as detailed in Attachment C for the initial term of this agreement. Reseller may not assume obligation of the minimum quantity commitment if it does not meet the minimum quantity for reasons caused by Company such as late delivery, defective Products, or if the Company breaches the Agreement in any material way and under such circumstances shall reserve their exclusive right.


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 4.  ORDERS.

     4.1 Reseller shall submit written orders to the Company. All orders shall specify: (a) the quantities and descriptions of the Products: and (b) requested delivery dates and shipping instructions. Orders shall be placed * (*) days in advance of the start of a quarter as specified in Attachment D.

     4.2 Subject to supply therefore, and conformance of the purchase orders with forms approved therefore from time to time by the Company, the Company will accept any such purchase order which is not in contravention of the terms of this Agreement.

     4.3 The order procedures for "Spare Parts" are subject to the Spare Parts ordering policies contained in Attachments E and F.

 5.  PRICE.

     5.1 Provided Reseller complies with all the terms and conditions of this Agreement, the Company agrees to invoice at the prices and terms of the Price List in effect on the date the Company receives Reseller's order.

     5.2 Price to Reseller does not include sales, value added or similar taxes of any nature. Reseller shall pay applicable taxes based on Reseller's net price as invoiced by the Company or supply appropriate tax exemption certificates in a form satisfactory to the Company.

     5.3 The Company and Reseller will discuss the Price List on a quarterly basis. Reductions shall become effective immediately upon general announcement by the Company and apply to all orders which have not been confirmed by the Company prior to such announcement date. If the price is increased, the Company will invoice orders received less than * (*) days after the increase at the previous pricing/discount level.

 6.  PAYMENT AND DELIVERY TERMS.

     6.1 Prices are based on delivery FOB US Port (ie, Savannah, Georgia or comparable)

     6.2 Reseller shall pay for the Products, or cause such payment to be made on its behalf, within * (*) days after the bill of lading date. For invoices paid within 10 days of the bill of lading date, a 1% (one percent) early payment discount may be taken. Any late payments shall accrue interest, which shall be immediately due and payable, at a per annum rate of eighteen percent (18%) (but in no event higher than the maximum lawful rate therefor). The Company shall be entitled to be reimbursed by Reseller for all costs of collection of any sums due hereunder, including attorneys' fees and expenses.

     6.3 All risk of loss shall be conveyed to and pass to Reseller upon delivery of the Products to Reseller or its carrier or other agent. Reseller hereby grants unto the Company a security interest in and to all Products sold to Reseller for which payment in full has not been made, which security interest shall secure the payment of all sums due the Company by Reseller hereunder.

     6.4 Until any amount not paid to the Company at the due date has been paid in full, the Company shall have the right of rescission and stoppage in transit, the right to postpone further shipments to Reseller, as well as the right to terminate the present Agreement with immediate effect. All such rights of the Company being in addition to all security arrangements and other rights permitted by law or by this Agreement. Reseller is not entitled to withhold payment on account of pending appeals to warranty.

 7.  PATENT AND COPYRIGHT INDEMNITY.

     7.1 If timely and promptly notified in writing of any action (and all prior claims relating to such action) brought against Reseller, based on a claim that Reseller's use of the Products infringes a patent or copyright, the Company shall defend such action at its expense and pay the costs and damages awarded in any such action, provided that the Company shall have sole control of the defense of any such action and all negotiations for its settlement or compromise. At any time during the course of any litigation rising out of a claim of infringement of a patent or copyright, or if in the Company's opinion, the Products are likely to become the subject of a claim of infringement of a patent or copyright, the Company will, at its option and at its expense, either procure for Reseller the right to continue using the Product, replace or modify the same so that it becomes non-infringing, or grant Reseller a credit for the Product then held by Reseller as

 * Confidential information has been omitted and filed separately with the Commission.


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          depreciated and accept its return. The depreciation will be an equal amount per year over the lifetime of the Product as established by the Company. The Company will not have any liability to Reseller under any provision of this Section 7.1 for any claim for patent or copyright infringement whereby the Products were modified or otherwise altered in contravention of Section 8.1 hereof or where the apparatus or process, which is the subject of the claim, consists of, or is practiced using, a combination of the Products with equipment not made or not sold by the Company or which does not bear one or more of the Trademarks.

     7.2 The foregoing states the entire liability of the Company with respect to infringement of patents or copyrights by the Products, or any part thereof, or by their operation. No costs or expenses will be incurred by the Company without the prior written consent of the Company.

     7.3 There shall be no grant of implied copyright, patent or other intellectual property rights made pursuant to this Agreement.

8.  RIGHTS, SERVICES, AND OBLIGATIONS OF THE COMPANY.

     8.1 The Company reserves the right to modify the characteristics of the Products. Reseller shall be advised by the Company of any significant changes in Product specifications. Reseller may not modify, supplement, improve or in any way alter or combine with other products, the Products.

     8.2 The Company shall provide Reseller with documents and system documentation, which shall remain the property of the Company. Reseller shall be responsible for costs of duplicating, translating and printing of all documentation. Such documents and system documentation may be in written form or transmitted by tape, diskette or other software media, as determined by the Company.

     8.3 The Company shall provide Reseller with all pertinent technical and sales information as normally provided to the Company's customers. The Company shall inform Reseller on a regular basis about the evolution of Products and application area, trends, and competition in the market.

     8.4 The Company shall provide Reseller, free of charge, two training sessions of approximately four days in duration each at a Reseller location. Reseller shall be responsible for all travel, lodging, and all other costs and out-of-pocket expenses for the Company's training personnel. Additional training will also be provided at a Company location at the training class prices in effect at that time less
          *%. The Company will provide additional on site training at the Company's then standard daily training rates less *% plus applicable travel and living expenses. The Reseller is responsible for providing adequate facilities and equipment for on site training. Training and consulting rates are specified in Attachment G.

     8.5 The Product(s) will contain the Company's standard Trademarks and identification. With prior consent of the Company, which will not be unreasonably withheld, the Reseller may add its proprietary Trademarks identifying it as the distributor. Reseller may use the Company's Trademarks in connection with the Products and for related advertisement.

     8.6 The Company agrees to develop the Japanese version of the Product with cooperation of Reseller. Once developed the Japanese version of the Product will be subject to inspection as agreed by the parties. Such inspection will include appropriate testing. The Company will perform the initial testing and provide a report which will be subject to the Resellers approval. Compensation for the development of the Japanese version is $*, payable by Reseller $* on August 28, 1997 and $* within 30 days after Reseller's approval of the Japanese version of the product.

9.  LICENSED PRODUCTS.

     9.1 All software provided pursuant to this Agreement is intended to be licensed by the Company directly to and for the benefit of the End-Users, pursuant to the terms of the Software License. The Reseller must notify the End-User, as per section 3.1 above, that the purchase of the system is contingent upon End-User acceptance of the terms of the Software License. The Reseller shall also be bound by the Software License, as a licensee, for the purpose only of using the Software to fulfill its obligations hereunder in respect of demonstration, sales, installation, support and maintenance. When used in reference to Software, the words "purchase", "sale", or similar or derivative words are understood to mean "license", and "Reseller" or "End-User" or similar derivative words used in connection therewith are to be understood to mean "Licensee." Title to the Products constituting Licensed Software shall remain with the Company, and the transfer of title to Reseller of purchased hardware and/or equipment constituting the Products will not include a sale of, or transfer of title to, any Licensed Software, notwithstanding general references to "sale" of "Products" or any other part of this Agreement susceptible to contrary construction or implication.

 * Confidential information has been omitted and filed separately with the Commission.

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     9.2  Reseller may use the Licensed Software provided under this Agreement only in accordance with the restrictions of the Software License and provisions of this Agreement. This Agreement does not give Reseller any right to make use of the Licensed Software for its own purposes.

     9.3 Reseller shall include as one of its conditions of under which it offers to sell Products to End-Users, the Software License. Reseller shall have the responsibility of securing such acknowledgment from its End-Users.

     9.4 For each unit of equipment which utilizes the Licensed Software or any portion thereof, Reseller may furnish only one copy of the Licensed Software for use only with that unit.

     9.5 The Company may offer End-Users additional Products and Product upgrades to the Licensed Software. These Software Products and Product upgrades will be listed and priced in the Reseller Product price sheets.

10.  INSTALLATION, END-USER TRAINING AND MAINTENANCE.

    10.1 Reseller is responsible for proper installation in its End-User's facility and all necessary education and training of the End-User in the use of the Product.

    10.2 Reseller shall provide the End-User with all necessary or requested maintenance and support in respect of the Products. Such support shall include without limitation, remedial telephone support. Application software support shall also be the responsibility of Reseller. The Company may, but is not required to, offer as an additional product offering, training, maintenance and support services to the End-Users. These services will be listed and priced in the Reseller Product price sheets.

11.  WARRANTY.

    11.1 The Company warrants to Reseller only that the hardware and equipment with the exception of PrintStations and MicroScanners sold to Reseller pursuant to this Agreement will be free of material defects for a period of * (*) days, unless specifically stated differently, from initial delivery. Should any defect in workmanship or material appear within * (*) days, unless specifically stated differently, after initial date of delivery, the Company will (upon written notification thereof, delivered during the warranty period, and substantiation by Reseller that the hardware and equipment have been stored, installed, maintained and operated in accordance with the Company's requirements and standard industry practice, and that the defect(s) have not arisen from unauthorized repair, modification, or improper connection by mechanical or electrical means to any other piece of equipment or device) correct such defect(s) by suitable repair or replacement at the Company's facilities, or at the place of business of the Company's designated local representative, or at Reseller's place of business, at the Company's option. The Company warrants to Reseller only that the PrintStations and MicroScanners sold to Reseller pursuant to this Agreement will be free of material defects for a period of * (*) days, unless specifically stated differently, from initial delivery.

          All returns to the Company or its representative must be pre-authorized in writing and shipped prepaid. The Company assumes no risk of loss or damage prior to acceptance of delivery. Return shipment will not be prepaid by the Company if inspection fails to disclose a warranted defect. It is agreed between the parties that the foregoing shall be Reseller's exclusive remedy for warranted defects.

          The sole purpose of this exclusive remedy shall be to provide Reseller with free repair and replacement of the defective parts in the manner provided herein, and the hardware and equipment shall not be deemed to have failed of its essential purpose so long as the Company is willing and able to repair or replace defective parts in the described manner.

          THIS WARRANTY IS EXCLUSIVE AND IN LIEU OF (AND THE COMPANY DISCLAIMS) ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR PARTICULAR PURPOSE OR OTHER WARRANTY OF QUALITY OR PERFORMANCE, WHETHER EXPRESSED OR IMPLIED.

          Correction of non-conformities, in the manner and for the time period provided above, shall constitute fulfillment of all liabilities of the Company to Reseller with respect to, or arising out of, the goods or their use, whether based on contract, negligence, strict liability or otherwise. Reseller shall be fully responsible for any warranty claims, expressed or implied, brought by its End-Users, and shall hold the Company harmless with regard to same.

* Confidential information has been omitted and filed separately with the Commission.

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     11.2 The Company makes no warranties with regard to the Licensed Software, other than the warranties offered in the Software License, including all warranties of merchantability and fitness for a particular purpose. Except as therein expressly provided, such software is provided to Reseller on an "as-is" basis.

     11.3 Product Liability

          (a) When Company or Reseller becomes aware that there occurred or there is a possibility to occur any injury to or death of any third party or damage to property of any third party arising out of or in connection with the Product (hereinafter referred to as 'Accident'), it shall immediately notify the other party thereof and both parties shall discuss and solve the problem together.

          (b) In the event that any claims are raised to Reseller or its clients in connection with the Accident, Reseller shall immediately notify Company thereof and Company shall settle the claims at its own responsibility and cost with Resellers reasonable assistance.

          (c) In the event that any law suits are raised against Reseller or its clients in connection with the Accident, Reseller shall conduct the defense and Company shall bear any costs and expenses including attorney's fees incurred by Reseller provided that Company is given control over its defense or settlement.

          (d) Notwithstanding the Article 11.3(a) through 11.3(c), Company shall have no liability for any Accident; arising from Company's compliance with Reseller's direction without fault of Company, or resulting from remodeling or modification made to the Product by Reseller or its clients or resulting from noncompliance by Reseller or its clients of conditions specifically instructed by Company in the form of documents such as instructions, catalogs, and specifications.

          (e) If the Accident is caused by joint reasons of the defect in the Product and Reseller's fault both parties discuss and determine the cost and expense to be born by each party.

12.  LIMITATION OF REMEDIES.

     12.1 THE SOLE REMEDIES FOR BREACH OF ANY AND ALL WARRANTIES AND THE SOLE REMEDIES FOR THE COMPANY'S LIABILITY OF ANY KIND FOR SERVICES PROVIDED PURSUANT TO THIS AGREEMENT AND ANY OTHER PERFORMANCE BY THE COMPANY UNDER OR PURSUANT TO THIS AGREEMENT SHALL BE LIMITED TO THIS AGREEMENT AND THE ATTACHMENTS HERETO. IN NO EVENT SHALL THE COMPANY'S LIABILITY TO RESELLER FOR DAMAGES OF ANY NATURE EXCEED THE TOTAL CHARGES PAID FOR THE PRODUCTS OR SERVICE UPON WHICH SUCH LIABILITY IS BASED.

     12.2 RESELLER AGREES THAT THE COMPANY SHALL NOT BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR FOR THE LOSS OF PROFIT, REVENUE, PRODUCTS OR SERVICES EVEN IF THE COMPANY SHALL HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH POTENTIAL LOSS OR DAMAGE AND ACKNOWLEDGES THAT THE PRICES CHARGED RESELLER HEREIN CONTEMPLATE THE FOREGOING ALLOCATION OF RISKS. RESELLER IS SOLELY RESPONSIBLE FOR THE PROTECTION AND BACKUP OF ALL PRODUCTS, SOFTWARE AND SERVICES.

     12.3 Reseller agrees that the Company shall not have any responsibility for any equipment, service, hardware, software or other items provided with or incorporated into the Product(s) by any persons other than the Company.

     12.4 No action, whether in contract or tort, including negligence, arising out of the sale of the Products or the performance of services under this Agreement may be brought by the Company or Reseller more than twelve (12) months after the cause of action arises, except for an action by the Company for non-payment by Reseller.

13.  DURATION AND TERMINATION OF THE AGREEMENT.

     13.1 This Agreement shall be effective on the date of this Agreement and valid for an initial term of * (*) * from the completion of the Japanese version of the Products as set forth in section 8.6. If not terminated by notice by either party at least sixty (60) days prior to the end of the initial term hereof or any renewal term, the Agreement will be automatically renewed for successive one (1) year terms, upon the end of the initial term and each subsequent term thereafter. The parties hereto shall mutually agree on the Minimum Target

* Confidential information has been omitted and filed separately with the Commission.

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Amount for each renewal term prior to the commencement of such renewal term, and should the parties fail to agree on same, which each may do in its sole discretion, such renewal term shall not commence and this Agreement shall be deemed to have been terminated as of the end of the then current term. If the Company and Reseller do not mutually agree to extend this agreement beyond the initial * (*) * term, the Company will refund $* of the original $* language translation fee paid by the Reseller.

     13.2 Either party may, without incurring any liability to the other party, unilaterally and with immediate effect terminate this Agreement at any time, by a written notice sent to the other party, in the event that:

        (a) The other party fails, for any reasons whatsoever, to perform any of its obligations under this Agreement and fails to remedy such default within thirty (30) days after the mailing of written notice of default and request for cure;

        (b) The other party becomes subject as a result of changes in ownership, control or management of its business, or as a result of disputes or controversies of any nature whatever, to influence or difficulties which may adversely affect the performance of this Agreement;

        (c) The other party becomes insolvent, files or is subjected to the filing of judicial process under any law relating to bankruptcy or insolvency, consents to a receivership, adopts an arrangement with creditors, is dissolved, enters into liquidation, or ceases doing business;

        (d) The other party initiates reorganization proceedings or takes any steps towards liquidation; or

        (e) Reseller uses the name of the Company, or any form thereof, as a corporate name for doing business, or trade name or otherwise, or otherwise misuses the Company's Trademarks, without the prior written consent of the Company.

14.  EFFECT OF TERMINATION.

     Upon expiration or termination of this Agreement:

        (a)  The Company may stop accepting any orders from Reseller;

        (b) Reseller shall immediately (i) pay to the Company all amounts remaining due under any contract or purchase order, (ii) remove from Reseller's premises all signs advertising the Products or the Trademarks, (iii) cease to engage in advertising or promotional activities concerning the Products and the use of Trademarks, (iv) cease to represent in any manner that Reseller has been designated by the Company to license the Licensed Software and (v) order and promptly pay for the remaining balance (order requirements specified in Attachment C less systems ordered to date during the current term of the agreement) of systems contained in Attachment C.

        (c) Neither party shall, in connection with the expiration and/or termination of this Agreement, have the right to claim any indemnity, reimbursement or compensation for alleged loss of clientele, goodwill, loss of profits on anticipated sales or the like or have any other liability for losses or damages resulting from the expiration or termination. Each party acknowledges that it has decided and will decide on all investments, expenditures and commitments in full awareness of the possibility of its potential losses or damages resulting from such expiration or termination and being willing to bear the risk therefor; and

        (d) If after the expiration or termination of this Agreement, Reseller places orders and the Company accepts such orders by Reseller for Products thereof at the prices and terms prevailing under this Agreement or any other prices and terms, such acts on the part of the Company shall be fully gratuitous and shall not obligate the Company to continue any practice or course of trade not secured by written obligation. Any such Company sales shall not renew this Agreement or waive its expiration or termination.

        (e) The Company shall make available to Reseller the spare parts or equivalent replacements during the term of this Agreement and for a minimum of seven years from the earlier of the date of termination of this Agreement, the date of discontinuance of the item or the Product or from delivery of the last unit of equipment hereunder.

15.  PROTECTION OF PROPRIETARY INFORMATION, ETC.

     15.1 Reseller agrees to maintain in confidence and not to copy, reproduce, distribute or disclose to any third

* Confidential information has been omitted and filed separately with the Commission.

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           party, without the prior written approval of the Company, any
           Proprietary Information.

     15.2 All sales of the Products (inclusive of license of the Software) to Reseller are of the material and tangible Products only: therefore, as such, do not include the sale or license of the design of the Products (and source and other codes of Software) which are the proprietary property of the Company. To the extent any of such proprietary property is made available by Company to Reseller, it is done so on a confidential basis. Reseller will neither disclose circuitry design details or principles, or software codes, nor copy them for purposes of manufacture, nor attempt to reverse-engineer or otherwise alter the Products for any purpose whatsoever. Reseller shall convey the substance of the foregoing conditions in the terms of sale of the Products to its End-Users.

     15.3 With respect to proprietary information relating to Reseller's business which is made available to the Company by Reseller to allow the Company to perform its obligations under this Agreement, the Company will instruct its personnel to keep such information confidential by using the same care and discretion that they use with similar data which the Company designates as confidential. However, the Company shall not be required to keep confidential any data which is or becomes publicly available, is already in the Company's possession, is independently developed by the Company outside the scope of this Agreement, or is rightfully obtained from third parties. In addition, the Company shall not be required to keep confidential and may use for the Company's benefit any ideas, concepts, know-how, or techniques relating to the Company's Products submitted to the Company or developed during the term of this Agreement by Company personnel or jointly by Company and Reseller personnel.

     15.4 Reseller agrees that from the date hereof through the termination of this Agreement, and for a period of two (2) years thereafter, it will not hire, solicit, take away or attempt to hire, solicit, take away, any person who is an employee of the Company or who was such an employee during the six (6) month period immediately preceding the date of such termination.

     15.5 The obligations of the parties under this Section 15 shall survive the expiration or termination of this Agreement, for whatever reason, and shall be binding on the parties, their successors and assigns.

     15.6 The parties acknowledge that the obligations and promises under this
          Section 15 are of a special, unique character which gives them particular value, and that a breach thereof could result in irreparable and continuing damage for which there can be no reasonable or adequate damages, remedy or compensation in an action of law. The Company and Reseller expressly agree that each shall be entitled to injunctive relief, a decree for specific performance and/or other equitable relief in the event of any breach, or threatened breach by the other of its obligations or promises under this Section 15, in addition to any other rights or remedies which it may possess (including monetary damages, if appropriate).

16. GENERAL.

     16.1 This Agreement shall be interpreted and its effect shall be determined in accordance with the laws of the State of Georgia, USA, excluding its statutes and decisions regarding choice of, or determination of, applicable law.

     16.2 Any and all disputes arising under this Agreement shall be amicably and promptly settled upon consultation between the parties hereto, but in case of failure to reach such settlement, all disputes that may arise under or in relation to this Agreement shall be submitted to arbitration (a) under the Commercial Arbitration Rules of the International Chamber of Commerce if the arbitration is to be held in New York, New York or (b) under the Commercial Arbitration Rules of the Japan Commercial Arbitration Association if the arbitration is to be held in Japan. If the place of arbitration is not so designated by the parties or is not agreed by the parties within 28 days from the date on which a demand for arbitration is received by either of the Associations from either party, the place of arbitration shall be the country of the respondents. Provided that both Associations may agree, on the application of either party to either of the Associations, that the place of arbitration shall be the country of the claimants, such agreement between the Associations being binding upon both parties. Failing such agreement between the Association within 28 days from the date of the said application, the place of arbitration shall be the country of the respondents. The cost of arbitration shall be borne equally by the parties. Any award of the arbitration shall be final and binding upon the parties.

     16.3 All notices and demands of any kind which either party may require or desire to serve upon the other shall be in writing or by facsimile, and shall be delivered by personal service or by mail at the address of the receiving party set forth below (or at such different addresses as may be designated by such party by written notice to the other party). Such notice shall be deemed received on the earlier of (i) the date when
                                       8
          actually received or (ii) in the case of mailing, five (5) business days after being deposited in the United States mail, postage prepaid, registered or certified return receipt requested and properly addressed, or (iii) if by facsimile, when the sending party shall have received a facsimile confirmation that the message has been received by the receiving party's facsimile machine. If notice is sent by facsimile, a confirmed copy of such facsimile shall be sent by mail to each address.

          The address and facsimile numbers of the parties for the purpose of this Agreement are as follows:

          T/R Systems, Inc.
                                   ---------------------------------------------
          5985 Financial Drive
                                   ---------------------------------------------
          Suite 200
                                   ---------------------------------------------
          Norcross, GA 30071-2950
                                   ---------------------------------------------
          Facsimile (770) 448-3202 Facsimile:  (   )
                                             -----------------------------------
          Attention: President     Attention:
                                             -----------------------------------

     16.4 Any provision of this Agreement held to be invalid under applicable law shall not render this Agreement invalid as a whole, and in such event, such provision shall be interpreted so as to best accomplish the intent of the parties within the limits of applicable law.

     16.5 The Company or Reseller shall have no liability for failure to perform in accordance herewith when such failure results from failure or delays in supply, shortage in parts or components, labor difficulties, acts of God, regulation or acts of civil, governmental or military authority, delays in transport, and other and like causes, including causes beyond the control or the direction of such party.

     16.6 Neither party may assign its rights or delegate its duties or obligations under this Agreement without prior written consent. Any attempt to do so is void. In case of changes in ownership, control or management of its business, each party shall notify the other party thereof beforehand. This agreement shall be binding on the parties, their successors and assigns.

     16.7 A valid contract binding upon the Company and Reseller comes into being upon execution of this Agreement by duly authorized representatives of the Company and Reseller.

          This Agreement contains the exclusive terms and conditions between the parties hereto with respect to the subject matter hereof and, does not operate as an acceptance of any conflicting or additional terms and provisions of Reseller's purchase orders or any other instruments, which shall not be deemed to alter the terms hereof, even if signed by officials or employees of the Company inadvertently or as an accounting convenience to Reseller. The terms and conditions specified herein shall exclusively prevail notwithstanding any variance with the terms and conditions of any order submitted by Reseller for the Products sold pursuant to this Agreement. Amendments to this Agreement may be effected only in writing, when signed by the parties hereto specially stating it is intended to amend this Agreement.

IN WITNESS WHEREOF the Company and Reseller hereby have duly executed this Reseller Agreement in duplicate on the dates indicated hereon.

Made in duplicate in Norcross, Georgia, USA

T/R SYSTEMS, INC.                       Reseller: Mita Industrial Co., Ltd.
By:    /s/  Mike Kohlsdorf              By:     /s/  Yoshimoro Mita
     ------------------------------           ----------------------------------
Print Name: Mike Kohlsdorf              Print Name:  Yoshimoro Mita
           ------------------------                 ----------------------------
Title:     President and CEO            Title:       President
       ----------------------------              -------------------------------
Date:     9-18-97                       Date:       9-18-97
       ----------------------------              -------------------------------

                     FIRST ADDENDUM TO RESELLER AGREEMENT


         This First Addendum to the Reseller Agreement dated September 18, 1997 ("hereinafter the "Agreement") is made and entered into as of the ___ day of March, 1998 by and between T/R Systems, Inc., a corporation organized and existing under the laws of the State of Georgia, USA (hereinafter the "Company") and Mita Industrial Co., Ltd., a corporation organized and existing under the laws of the country of Japan (hereinafter "Reseller").

                              W I T N E S S E T H:

         WHEREAS, the Reseller has been appointed by the Company as an authorized reseller for the purpose of selling Products pursuant to the Agreement;

         WHEREAS, the Reseller desires to obtain additional rights whereby pursuant to the Agreement as supplemented by this Addendum:

                  (i) the Reseller would purchase from the Company certain hardware components, and certain media which would contain the Company's proprietary software related to or incorporated in the Products which software is described with further specificity in the Agreement (such software herein referred to as the "T/R Software") (such hardware components and media to be so purchased herein referred to as the "Addendum Deliverables");

                  (ii) the Reseller would be granted from the Company the right to use (A) the T/R Software and (B) the Company's "MicroPress(R)" trademark (collectively, the "Addendum Permitted Use Property"), although no ownership rights in or to the Addendum Permitted Use Property are to be conveyed; and

                  (iii) the Reseller would assemble and configure certain hardware components and servers including printers and other equipment that Reseller would supply or otherwise obtain, in conjunction with the Addendum Deliverables and the Addendum Permitted Use Property to create a MicroPress(R) printing system (herein the "Mita Assembled Systems") to be distributed and sold by Mita in accordance with the terms of the Agreement;

         WHEREAS, the Company desires to sell Addendum Deliverables to Reseller, and grant to Reseller a right to use (although no ownership rights in or to) the Addendum Permitted Use Property, to assemble and configure, and distribute and sell, the Mita Assembled Systems;

         NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and other valuable consideration, the receipt of which are hereby acknowledged, the parties hereto agree as follows:

         1. All capitalized terms herein unless defined in this Addendum shall have the meanings assigned to same in the Agreement.

         2. Subject to the terms and conditions of the Agreement, as modified by this Addendum, Company hereby grants to Reseller the exclusive right to use (although no ownership rights in or to) the Addendum Permitted Use Property to assemble and configure the Mita Assembled Systems, and to use the Addendum Permitted Use Property in connection with the distribution, marketing and sale of the Mita Assembled Systems in the Territory during the term of the Agreement. Reseller will have the right to grant unto End-Users the right to use (although no ownership rights in or to) the T/R Software connection with the distribution and sale of the Mita Assembled Systems, provided all agreements in respect of the granting of such rights are in conformance with the provisions of Section 9 of the Agreement. The right to use provided for herein shall be exclusive as to the Territory for so long as the appointment of the Reseller pursuant to the Agreement remains exclusive as to the Territory. Other than the limited right to grant rights to use the T/R Software pursuant to the immediately preceding sentence, the rights granted herein are not assignable or transferable, nor may they be granted to any other party.

         3. Pursuant to the terms and conditions of the Agreement, Reseller will purchase the Addendum Deliverables for use in Mita Assembled Systems from the Company, for the prices, and shall pay the amount for media in respect of the Addendum Permitted Use Property, as indicated on the Price List.

         4. Reseller shall only assemble and configure the Mita Assembled System using, in addition to the Addendum Deliverables, hardware, printers and other equipment and components that have been tested and approved by the Company. It is understood that Reseller may not assemble the Mita Assembled System using server components not presently in use or certified by the Company. The Company will perform the appropriate testing and approval before distribution may occur. A current component list is attached as Exhibit "A" to this Addendum.

         5. Except to the extent otherwise provided for herein, or unless the context indicates otherwise, all provisions in the Agreement relating to the purchase and sale of Products and the granting of the right to use the T/R Software shall apply to the purchase and sale of Addendum Deliverables and the granting of the right to use the Addendum Permitted Use Property under this Addendum, including without limitation, the Obligations of the Reseller in Section 3 of the Agreement to the extent applicable; the provisions governing Orders, Price, and Payment and Delivery Terms in Sections 4, 5 and 6; the Patent and Copyright Indemnity and Warranty in Sections 7 and 11, without application, however, to hardware, printer or other components or equipment not supplied by the Company, and subject to the Limitation of Remedies in Section 12; and provisions governing Protection of Proprietary Information in
                  Section 16. The term of this Addendum shall be co-extensive with the term of the Agreement and subject to the termination provisions of the Agreement.

         6. Other than specifically provided for herein, this Addendum shall not modify or amend or otherwise alter, or constitute any waiver of any rights or remedies under, the Agreement.

         IN WITNESS WHEREOF, the Company and Reseller hereby have duly executed this Reseller Agreement in duplicate on the dates indicated hereon.

Made in duplicate in Norcross, Georgia, USA


T/R SYSTEMS, INC.                       MITA INDUSTRIAL CO., LTD.



By: /s/                                       By: /s/ Makoto Miyazaki
   --------------------------------              ------------------------------
Print Name: Lyle W. Newkirk                  Print Name: Makoto Miyazaki
           ------------------------                      ----------------------
Title: Vice President and Chief              Title: Trustee
       Financial Officer                            ---------------------------
      -----------------------------
Date: Aug. 21, 1998                          Date:  Sept. 17, 1998
      -----------------------------                 ---------------------------